EXHIBIT 5.1
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                           WEIL, GOTSHAL & MANGES LLP           Austin
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                                June 15, 2007                   Singapore
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Leucadia National Corporation
315 Park Avenue South
New York, New York 10010

Ladies and Gentlemen:

            We have acted as counsel to Leucadia National Corporation (the "COMPANY") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-4 (the "REGISTRATION STATEMENT"), under the Securities Act of 1933, as amended, (the "SECURITIES ACT") in connection with the offer by the Company to exchange its 7?% Senior Notes due 2017 (the "EXCHANGE NOTES") that have been registered under the Securities Act for a like principal amount of the Company's 7?% Senior Notes due 2017, pursuant to the Registration Rights Agreement, dated March 6, 2007, between the Company and Jefferies & Company.

            In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture, dated as of March 6, 2007 (the "INDENTURE"), between the Company and The Bank of New York, as trustee, pursuant to which the Exchange Notes will be issued, the form of the Exchange Notes included in the Indenture filed as
Exhibit 4.1 to the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.






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Leucadia National Corporation
June 15, 2007
Page 2



            In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. In addition, we have assumed that the Exchange Notes will be executed and delivered substantially in the form examined by us.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Exchange Notes are duly authorized, and, when duly executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principals of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States. We express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to our name under the caption 'Legal Matters' in the prospectus which is a part of the Registration Statement.

                              Very truly yours,



                              /s/ Weil, Gotshal & Manges LLP